SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2006, eDiets.com, Inc. (the “Company”) and its newly-formed, wholly-owned subsidiary Nutrio Acquisition Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger with Nutrio.com, Inc., (“Nutrio”), Scot Hunter, as representative for the stockholders and optionholders of Nutrio, and Nutrio’s principal stockholders, Stephen Rattner and Michael Feinberg (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Nutrio, and Nutrio, as the surviving corporation, will become a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company will pay to stockholders and optionholders of Nutrio $8.5 million ($250,000 of which will be held in escrow in satisfaction of any indemnification claims arising under the Merger Agreement) and up to $2,500,000 in potential earn out payments based on Nutrio’s 2006 and 2007 financial performance. The amount of Merger consideration is also subject to working capital adjustments. Consummation of the Merger is subject to approval by Nutrio’s stockholders and optionholders and other customary closing conditions. The Company expects the Merger to close prior to June 30, 2006.

Also on May 15, 2006, the Company entered into a Securities Purchase Agreement (“Company Purchase Agreement”) dated May 15, 2006 by and between the Company and Prides Capital (“Prides Capital”), pursuant to which the Company completed a private sale to Prides Capital of approximately 1.7 million shares of common stock at a purchase price of $5.05 per share and a warrant to purchase approximately 1.0 million shares of common stock at an exercise price of $6.00 per share. The warrant has a five year expiration date, is exercisable beginning six months after issuance and provides for a cashless “net” exercise under certain conditions with respect to up to 25% of the shares of common stock issuable upon exercise thereof. The Company will use the approximately $8.5 million in proceeds from the sale to fund the Merger. Pursuant to the Company Purchase Agreement, Prides Capital also agreed to purchase from the Company, subject to approval by the Company’s stockholders, an additional 297,030 shares of common stock at a purchase price of $5.05 per share and an additional five-year warrant to purchase 178,218 shares at an exercise price of $6.00 per share. The Company also entered into a Registration Rights Agreement dated May 15, 2006, by and between the Company and Prides Capital (the “Prides Capital Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the shares issued in the private sale and the shares of common stock issuable upon exercise of the warrant.

On May 15, 2006, Prides Capital also purchased approximately 2.7 million shares of common stock from David R. Humble, the Company’s Chairman and largest stockholder, at a purchase price of $5.05 per share. Under the Prides Capital Registration Rights Agreement, the Company agreed to register the resale of the shares purchased from Mr. Humble. Prides Capital has agreed to purchase an additional 4.3 million shares from Mr. Humble subject to approval by the Company’s stockholders. Under their agreement, Prides Capital has offered Mr. Humble price protection on the shares subject to the proposed sale of up to $7.50 per share. On May 15, 2006, the Company entered into a Voting Agreement by and among the Company, Mr. Humble and Prides Capital, pursuant to which Mr. Humble agreed to vote his shares of common stock in favor of the proposed sales to Prides Capital by the Company and Mr. Humble.

As part of its obligations under the Company Purchase Agreement, the Company has agreed to take certain actions, including the preparation of a proxy or information statement, the solicitation of stockholders and holding a stockholders’ meeting, to obtain stockholder approval of the proposed sales by the Company and Mr. Humble. If the Company fails to timely hold the stockholders meeting, the Company has agreed to pay Prides Capital $1.0 million. In addition, the Company entered into a Registration Rights Agreement, dated May 15, 2006, by and between the Company and Mr. Humble (the “Humble Registration Rights Agreement”), pursuant to which the Company agreed to register the shares subject to Mr. Humble’s proposed sale to Prides Capital if the Company’s stockholders to not approve the proposed sales.

Under the terms of the Company Purchase Agreement, the Company appointed one individual designated by Prides Capital to the Company’s board of directors (the “Board”) and another individual designated by Prides Capital as an observer to the Board. See Item 5.02 of this Form 8-K. If and when the Company’s stockholders approve the proposed sales to Prides Capital by the Company and Mr. Humble, the Company has agreed to appoint the observer, or another individual designated by Prides Capital, to the Board.

The foregoing description of the Merger Agreement, the Company Purchase Agreement, the Prides Capital Registration Rights Agreement, the Humble Registration Rights Agreement and the Voting Agreement (collectively, the “Agreements”) and the warrant does not purport to be complete and is qualified in its entirety by reference to each Agreement and the form of warrant, attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated herein by reference.

The Agreements are provided to give investors information regarding the Agreements’ respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2006, the Company issued a press release announcing results of operations for its three months ended March 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

The Company’s private sale of securities to Prides Capital described in Item 1.01 was made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The Company reliance on the exemption was based, in part, on Prides Capital representations that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information contained in Item 1.01 is incorporated herein by reference.

On May 15, 2006, pursuant to the Company Purchase Agreement, as designated by Prides Capital, Stephen L. Cootey, 37, was appointed to the Board and to the Compensation Committee of the Board and Kevin A. Richardson, II, 37, as a non-voting observer of the Board. Mr. Cootey will serve as director from May 15, 2006 until a successor is duly elected and qualified. Mr. Richardson will serve as an observer until such time that the Company, under the Nasdaq Stock Market rules, may appoint him or another individual designated by Prides Capital to the Board as a director.

Since 2004, Stephen L. Cootey has been a principal at Prides Capital LLC, an investment firm specializing in strategic block, active investing in small- and micro-cap public and private companies. From 2001 to 2004, Mr. Cootey was a Vice President with Credit Suisse First Boston. Prior to that time, Mr. Cootey developed over six years of management, consulting and operational experience at the Goldman Sachs Group, Inc. and Andersen Consulting. Mr. Cootey has a B.A. degree in Physics and Government from Bowdoin College and a M.B.A. degree from the Columbia Business School. Mr. Cootey is a member of the board of directors of Whitney Information Systems.

Since 2004, Kevin A. Richardson, II has been a member of Prides Capital LLC and Prides Capital Partners, LLC, and a managing member of the sole general partner of Prides Capital. From 1999 to 2004, Mr. Richardson was a partner in Blum Capital Partners, L.P. Mr. Richardson has a B.S. degree from Babson College and an M.B.A. from Kenan-Flagler Business School at the University of North Carolina. Mr. Richardson is a member of the board of directors of HealthTronics, Inc. and QC Holdings, Inc.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of May 15, 2006 by and among eDiets.com, Inc., Nutrio Acquisition Corp., Nutrio.com, Inc. and Scot Hunter*

10.1	Securities Purchase Agreement dated May 15, 2006 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.2	Registration Rights Agreement dated May 15, 2006 by and between eDiets.com, Inc. and Prides Capital Fund I., L.P.

10.3	Registration Rights Agreement dated May 15, 2006 by and between eDiets.com, Inc. and David R. Humble.

10.4	Voting Agreement dated May 15, 2006 by and among eDiets.com, Inc., Prides Capital Fund I, L.P. and David R. Humble.

10.5	Form of Warrant.

99.1	Press Release dated May 15, 2006.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules have been omitted and will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Interim Chief Executive Officer

Date: May 16, 2006

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of May 15, 2006 by and among eDiets.com, Inc., Nutrio Acquisition Corp., Nutrio.com, Inc. and Scot Hunter*

10.1	Securities Purchase Agreement dated May 15, 2006 by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.2	Registration Rights Agreement dated May 15, 2006 by and between eDiets.com, Inc. and Prides Capital Fund I., L.P.

10.3	Registration Rights Agreement dated May 15, 2006 by and between eDiets.com, Inc. and David R. Humble.

10.4	Form of Warrant.

10.5	Voting Agreement dated May 15, 2006 by and among eDiets.com, Inc., Prides Capital Fund I, L.P. and David R. Humble.

99.1	Press Release dated May 15, 2006.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules have been omitted and will be provided to the Commission upon request.